Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2018
Company continues to report higher earnings year-on-year
NEWPORT, RI - November 8, 2018 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2018.
3rd Quarter 2018 Highlights

•	$16.6 million Adjusted EBITDA(1)

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $8.3 million as compared to $7.2 million for the three months ended September 30, 2017.

•
Pangaea's TCE rates increased 17% to $13,835 from $11,822 in the third quarter of 2017 while the market average for the third quarter was approximately $11,395, giving the Company an overall average premium over market rates of approximately $2,440 or 21%.

•	At the end of the quarter, Pangaea had $53.3 million in cash, restricted cash and cash equivalents.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"Our strong third quarter results were driven by a productive summer ice season when almost all ten ships in our own ice class fleet, and some chartered-in ships, were busy in Arctic waters, where we hold an unparalleled competitive advantage. The summer season is now ending, with two of our ships completing voyages along the Northern Sea Route, bringing 150,000 tons of high grade iron ore from Baffin Island to receivers in Japan and Taiwan. Winter ice season in lower latitudes starts soon.

As the general market continues to improve, so too have our financial results. We recorded a strong increase in net income, on both a 3-month and 9-month basis, and our total shipping days remained steady from the previous quarter while overall average TCE returns for our fleet were well above market index levels.

Further, our prudent capital deployment strategy enabled us to remain active and drive growth. This led to our taking delivery of the m/v Bulk PODS, which was financed through a sale leaseback transaction for 100 percent of the purchase price of $14.25 million, completed in August. We also announced the completion of a $13 million memorandum of agreement to purchase a 2009 Japanese-built supramax vessel, which will be renamed Bulk Spirit.

Collectively these initiatives are central to our growth strategy and directly correlated to the strength we have seen in our business and our industry. We look forward to our continued progress as we enhance our business and delivery value to our clients, business partners, and shareholders."

Results for the three months ended September 30, 2018 and 2017
The drybulk market fundamentals improved in the third quarter as compared to the same period of 2017, which meant an increase in net revenue(2) to $20.3 million for the three months ended September 30, 2018, compared with $18.8 million for the three months ended September 30, 2017. Charter hire and voyage expenses were lower, as a percentage of revenue, than in the comparable quarter.

(1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

(2) Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses.

The average TCE rate of $13,835 per day for the three months ended September 30, 2018, was up from $11,822 per day for the same period in 2017. Total revenue for the three months ended September 30, 2018 was $95.3 million, compared to $107.0 million for the same period in 2017. The total number of shipping days decreased 20% to 4,240 in the three months ended September 30, 2018, compared to 5,305 for the same period in 2017, largely due to the completion of the Charleston project. The decrease in total shipping days was offset by the large increase in TCE rates.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $53.3 million as of September 30, 2018, compared with $38.5 million on December 31, 2017.
At September 30, 2018 and December 31, 2017, the Company had working capital of $39.5 million and $13.0 million, respectively. For the nine months ended September 30, 2018, the Company’s net cash provided by operating activities was $27.2 million, compared to $13.7 million for the nine months ended September 30, 2017.
For the nine months ended September 30, 2018 and 2017, net cash used in investing activities was $15.0 million and $48.2 million, respectively. Net cash used in financing activities was $2.5 million for the nine months ended September 30, 2018 while net cash provided by financing activities was $39.3 million for the nine months ended September 30, 2017. These changes reflect the Company’s investment in and purchase of new vessels in 2017, including the m/v Bulk Destiny, which was financed under a sale and leaseback arrangement; and the m/v Bulk Endurance which was financed under a commercial loan facility. The current period includes only the sale and leaseback of the m/v Bulk Trident and the acquisition, followed by the sale and leaseback of the Bulk PODS.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on November 9, 2018 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#3187345.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID#3187345 .

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues:
Voyage revenue	$81,812,543	$93,688,834	$233,979,386	$251,608,298
Charter revenue	13,532,296	13,334,202	37,161,948	31,293,637
	95,344,839	107,023,036	271,141,334	282,901,935
Expenses:
Voyage expense	36,684,994	44,305,446	104,880,511	124,174,513
Charter hire expense	28,532,774	34,764,942	81,912,601	91,140,160
Vessel operating expense	9,863,944	9,144,472	29,759,818	26,810,071
General and administrative	3,704,360	4,762,860	12,211,329	11,418,900
Depreciation and amortization	4,410,977	3,950,661	13,140,234	11,604,168
Loss on sale and leaseback of vessels	—	70,000	860,426	9,275,042
Total expenses	83,197,049	96,998,381	242,764,919	274,422,854

Income from operations	12,147,790	10,024,655	28,376,415	8,479,081

Other (expense) income:
Interest expense, net	(2,231,589)	(2,106,139)	(6,384,314)	(5,981,237)
Interest expense on related party debt	(43,961)	(79,713)	(161,334)	(236,538)
Unrealized gain (loss) on derivative instruments, net	486,412	(59,138)	477,508	430,869
Other income	38,481	977,795	496,813	1,885,801
Total other expense, net	(1,750,657)	(1,267,195)	(5,571,327)	(3,901,105)

Net income	10,397,133	8,757,460	22,805,088	4,577,976
Income attributable to non-controlling interests	(2,120,182)	(1,576,209)	(4,430,120)	(787,063)
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,276,951	$7,181,251	$18,374,968	$3,790,913

Earnings per common share:
Basic	$0.20	$0.18	$0.44	$0.10
Diluted	$0.19	$0.17	$0.43	$0.10

Weighted average shares used to compute earnings per common share:
Basic	42,348,175	40,796,867	42,208,038	37,225,825
Diluted	42,878,449	41,074,592	42,727,481	37,647,123

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$50,765,165	$34,531,812
Accounts receivable (net of allowance of $1,974,989 at September 30, 2018 and $2,135,877 December 31, 2017)	26,826,310	21,089,425
Bunker inventory	20,863,555	15,356,712
Advance hire, prepaid expenses and other current assets	14,101,854	12,032,272
Total current assets	112,556,884	83,010,221

Restricted cash	2,500,000	4,000,000
Fixed assets, net	282,643,142	306,292,655
Vessels under capital lease	56,146,928	29,994,212
Total assets	$453,846,954	$423,297,088

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$30,058,749	$29,181,276
Related party debt	3,701,332	7,009,597
Deferred revenue	11,013,013	5,815,924
Current portion of secured long-term debt	17,785,860	18,979,335
Current portion of capital lease obligations	5,336,417	1,785,620
Dividend payable	5,198,598	7,238,401
Total current liabilities	73,093,969	70,010,153

Secured long-term debt, net	101,765,760	117,615,634
Obligations under capital lease	47,036,903	25,015,659

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,048,541 shares issued and outstanding at September 30, 2018; 43,794,526 shares issued and outstanding at December 31, 2017	4,405	4,379
Additional paid-in capital	155,856,330	154,943,728
Accumulated deficit	6,355,147	(9,596,785)
Total Pangaea Logistics Solutions Ltd. equity	162,215,882	145,351,322
Non-controlling interests	69,734,440	65,304,320
Total stockholders' equity	231,950,322	210,655,642
Total liabilities and stockholders' equity	$453,846,954	$423,297,088

On January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective transition method applied to voyage contracts that were not substantially complete at the end of 2017.  The Company recorded a $2.4 million adjustment to decrease retained earnings at the beginning of 2018, which reflects the cumulative impact of adopting this standard. Comparative financial statements have not been restated and are reported under the accounting standards in effect for those periods.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net income	$22,805,088	$4,577,976
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	13,140,234	11,604,168
Amortization of deferred financing costs	517,085	527,348
Amortization of prepaid rent	91,453	91,453
Unrealized loss (gain) on derivative instruments	(477,508)	(430,869)
Gain from equity method investee	(90,000)	(282,362)
Provision for doubtful accounts	(104,288)	(10,356)
Loss on sale of vessel	860,426	9,134,908
Drydocking costs	(1,497,979)	(1,043,164)
Recognized cost for restricted stock issued as compensation	1,064,520	878,759
Change in operating assets and liabilities:
Accounts receivable	(5,632,597)	(10,428,305)
Bunker inventory	(5,506,843)	(3,267,454)
Advance hire, prepaid expenses and other current assets	713,646	(7,118,526)
Accounts payable, accrued expenses and other current liabilities	873,337	8,021,053
Deferred revenue	468,333	1,490,536
Net cash provided by operating activities	27,224,907	13,745,165

Investing activities
Purchase of vessels and vessel improvements	(14,695,391)	(47,328,517)
Purchase of building and equipment	(341,439)	—
Proceeds from sale of equipment	31,594	—
Purchase of non-controlling interest in consolidated subsidiary	—	(832,572)
Net cash used in investing activities	(15,005,236)	(48,161,089)

Financing activities
Payments of related party debt	(3,308,265)	—
Proceeds from long-term debt	—	25,000,000
Payments of financing fees and issuance costs	(702,666)	(896,175)
Payments of long-term debt	(16,855,738)	(20,635,670)
Proceeds from sale and leaseback of vessel	27,750,000	28,000,000
Payments of capital lease obligations	(2,177,959)	(768,599)
Dividends paid to non-controlling interests	(904,803)	—
Cash paid for incentive compensation shares relinquished	(101,075)	—
Proceeds from private placement of common stock, net of issuance costs	(50,812)	9,631,530
Accrued common stock dividends paid	(1,135,000)	(1,001,424)
Net cash provided by financing activities	2,513,682	39,329,662

Net increase in cash, cash equivalents and restricted cash	14,733,353	4,913,738
Cash, cash equivalents and restricted cash at beginning of period	38,531,812	28,422,949
Cash, cash equivalents and restricted cash at end of period	$53,265,165	$33,336,687

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$5,959,189	$5,052,102
Conversion of dividend to common stock	$—	$4,385,000
Conversion of related party debt to noncontrolling interest	$—	$9,278,800

Pangaea Logistics Solutions Ltd.
Reconciliation of Income from Operations to Net Revenue and Adjusted EBITDA and EPS to Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net Revenue
Income from operations	$12,147,790	$10,024,655	$28,376,415	$8,479,081
General and administrative	3,704,360	4,762,860	12,211,329	11,418,900
Depreciation and amortization	4,410,977	3,950,661	13,140,234	11,604,168
Loss on sale and leaseback of vessels	—	70,000	860,426	9,275,042
Net Revenue	$20,263,127	$18,808,176	$54,588,404	$40,777,191

Adjusted EBITDA
Income from operations	$12,147,790	$10,024,655	$28,376,415	$8,479,081
Depreciation and amortization	4,410,977	3,950,661	13,140,234	11,604,168
Loss on sale and leaseback of vessel	—	70,000	860,426	9,275,042
Adjusted EBITDA	$16,558,767	$14,045,316	$42,377,075	$29,358,291

Earnings Per Common Share - basic
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,276,951	$7,181,251	$18,374,968	$3,790,913

Weighted average number of common shares outstanding - basic	42,348,175	40,796,867	42,208,038	37,225,825
Weighted average number of common shares outstanding - diluted	42,878,449	41,074,592	42,727,481	37,647,123

Earnings per common share - basic	$0.20	$0.18	$0.44	$0.10
Earnings per common share - diluted	$0.19	$0.17	$0.43	$0.10

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$8,276,951	$7,181,251	$18,374,968	$3,790,913
Non-GAAP
Add: loss on sale and leaseback of vessels	—	70,000	860,426	9,275,042
less: loss on sale and leaseback of vessels attributable to noncontrolling interests	—	—	—	(2,157,633)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$8,276,951	$7,251,251	$19,235,394	$10,908,322

Weighted average number of common shares - basic	42,348,175	40,796,867	42,208,038	37,225,825
Weighted average number of common shares - diluted	42,878,449	41,074,592	42,727,481	37,647,123

Adjusted EPS - basic	$0.20	$0.18	$0.46	$0.29
Adjusted EPS - diluted	$0.19	$0.18	$0.45	$0.29

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Sean Silva
Prosek Partners
646 493 9632
ssilva@prosek.com

Kathleen Bentley
Prosek Partners
646 503 5179
kbentley@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.